POWER OF ATTORNEY

The undersigned Principal Executive Officer of the funds listed on Appendix A (each, a "Fund") hereby confirms the past and present authority and appointment of Michael Mascis, with full power to act, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute for and on behalf of the undersigned filings with the U.S. Securities and Exchange Commission for each Fund on Form N-PX, and all amendments and supplements thereto.

/s/Mitchell A. Tanzman	March 14, 2024
Mitchell A. Tanzman
Principal Executive Officer

APPENDIX A

Name of Fund
CPG Carlyle Commitments Fund, LLC
CPG Carlyle Commitments Master Fund, LLC
CPG Cooper Square International Equity, LLC
CPG Focused Access Fund, LLC
CPG Vintage Access Fund, LLC
CPG Vintage Access Fund II, LLC
CPG Vintage Access Fund III, LLC
CPG Vintage Access Fund IV, LLC
CPG Vintage Access Fund V, LLC
CPG Vintage Access Fund VI, LLC

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